October 12, 2001

EXHIBIT  99.1



Michael  J.  Coker,  President  and  CEO
International  Global  Positioning,  Inc.
3200  North  Central  Avenue,  Suite  1990
Phoenix,  Arizona  85012

     Re:    Preliminary  Agreement  for  Merger

Dear  Mr.  Coker:

     This letter evidences the Preliminary Agreement between HOT PRODUCTS, INC.COM, an Arizona corporation ("HPIC"), and INTERNATIONAL GLOBAL POSITIONING, INC., a Nevada corporation ("IGP") for a proposed transaction (the "Transaction") by which IGP will be merged into HPIC. This Preliminary Agreement is subject to the satisfaction of several contingencies, including the execution by both parties of definitive agreements and the satisfactions of conditions set forth in those definitive agreements. The terms of the Transaction are set forth below.

     1.     Merger.   IGP and HPIC  will  merge, with HPIC being the surviving
            ------
corporation (the "Surviving Corporation"). The Surviving Corporation will remain a reporting company under the Securities Exchange Act of 1934, as amended.

     2.     Name  Change.   As a part of the Transaction, the name of the
            ------------
Surviving Corporation changed to INTERNATIONAL GLOBAL POSITIONING, INC. HPIC and IGP acknowledge that this will require assignment of a new CUSIP # and trading symbol for HPIC.

     3.     Board  of  Directors.   The Surviving Corporation will have a new
            --------------------
board of directors which board will be comprised of three members designated by IGP, two members designated by HPIC, and two outside members approved by both HPIC and IGP.

     4.     Reverse  Stock  Split.  HPIC will effectuate a one-for-five reverse
            ---------------------
split of its currently issued and outstanding shares, resulting in 2,043,125 shares being issued and outstanding. This reverse split will also reduce outstanding HPIC warrants to 99,048 at a conversion price of $5.00/share.

     5.     New  Warrants.   The Surviving Corporation will authorize up to
            -------------
420,000 warrants convertible into one share at $1.50/share, which warrants shall be issued to certain holders of warrants of IGP in cancellation of such outstanding IGP warrants.


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PAGE  2.  AGREEMENT


     6.     Shares  to IGP Shareholders.  As a part of the Transaction, current
            ---------------------------
holders of IGP shares will have their shares converted into 16,846,112 restricted shares of the Surviving Corporation.

     7.     Shares  to  HPIC  Management.   As a part of the Transaction, the
            ----------------------------
Surviving Corporation will issue 1,110,763 restricted shares to the current management of HPIC in exchange for the cancellation of all existing management and employee agreements, as well as vested warrants, options and stock rights not yet exercised or converted. Current management will resign in exchange for such compensation.

     8.     New  Employment Agreements.  The Surviving Corporation will execute
            --------------------------
new employment contracts with its management.

     9.     Due  Diligence.  The period from the execution of this Preliminary
            --------------
Agreement until 75 days thereafter shall be referred to as the "Due Diligence Period." During the Due diligence Period, each of HPIC and IGP and its attorneys, accountants and agents, shall have the opportunity to conduct a due diligence investigation of the other party. This shall include, without limitation, the inspection by each party of the assets, books and records, and all material documents of the other party. HPIC and IGP shall each deliver to the other such copies of the books and records relating to that party's business as may be reasonably requested by the other party. HPIC and IGP shall each fully cooperate with the other in the due diligence inspection.

     10.     IGP  Audit.   IGP will complete an audit of its financial
             ----------
statements, satisfactory to HPIC, within 60 days from the date of this Preliminary Agreement.

     11.     Necessary  Action.  IGP and HPIC will each take such action as may
             -----------------
be required to effectuate the Transaction.

     12.     Closing.   The closing of the purchase transaction will occur on
             -------
the date specified for closing in the definitive Agreement and Plan of Merger ("Closing"), but no later than November 30, 2001. The Closing is subject to the following conditions: (a) execution of a mutually acceptable Agreement and Plan of Merger; and (b) completion, to each party's reasonable satisfaction, of its due diligence investigation of the other party; and (c) approval by the Shareholders of each party.

     13.     Agreement  and  Plan  of Merger.  HPIC and IGP will use their best
             -------------------------------
good faith efforts to negotiate and execute a mutually acceptable definitive Agreement and Plan of Merger within 30 days from the date this Preliminary Agreement is executed by the parties. The Agreement and Plan of Merger will include, among other items, standard and adequate representations and warranties, conditions to Closing and indemnification provisions which are customary in a transaction of this type.


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PAGE  3.  AGREEMENT

     14.     No Solicitation of Competing Offers.  For a period of 60 days from
             -----------------------------------
the execution of this of this Preliminary Agreement, neither party will solicit or negotiate with any other individual or entity for a merger or sale of its assets.

     15.     Notice.  All notices provided for by this Preliminary Agreement
             ------
shall be in writing and shall be deemed received by the intended recipient: (a) the business day that such notice is sent by telecopy or facsimile (if a number telecopier number is listed below) to the intended recipient provided that such notice is also sent by United States Mail, as certified mail, return receipt requested and postage paid thereon; (b) the third business day after the date placed in United States Mail, as certified mail, return receipt requested and postage paid thereon; (c) the first business day after such notice is sent by express mail or other overnight mail service. All notices shall be delivered to the addresses indicated below, unless the party giving any such notice has been notified in writing of a change of such address:

               To  HPIC:      James  L.  Copland
                              Hot  Products  Inc.com
                              7625  East  Redfield  Road
                              Phoenix,  Arizona  85260
                              Telecopier  No.  (480)  607-6801

               To  IGP:       Michael  J.  Coker
                              International  Global  Positioning,  Inc.
                              3200  North  Central  Avenue,  Suite  1990
                              Phoenix,  Arizona  85012
                              Telecopier  No.  (602)  285-0974

     16.     Governing  Law.  This Preliminary Agreement, and all documents
             --------------
prepared and signed pursuant to this Preliminary Agreement, shall be governed and construed by the laws of the State of Arizona.

     17.     Expenses.  Each party shall be solely responsible for and bear its
             --------
own expenses, including but not limited to accounting, appraisal and legal expenses, incurred at any time in connection with this Preliminary Agreement and the transactions contemplated herein.

     18.     Term.  Once this Preliminary Agreement is accepted, it shall remain
             ----
in effect until the earlier of (i) execution of the Agreement and Plan of Merger; or (ii) the failure of a condition to, or other term of, this Preliminary Agreement.


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PAGE  4.  AGREEMENT

     When countersigned by IGP, this letter will provide a basis to proceed with the negotiations and Closing of this Transaction. Neither party shall be obligated to effect the Transaction sell or purchase the Assets until such time as the parties have entered into a formal Agreement and Plan of Merger. Please indicate your acceptance of the terms of this Preliminary Agreement by signing and returning the enclosed counterpart of this Preliminary Agreement to me.


                                      Very  truly  yours,

                                      HOT  PRODUCTS  INC.com

                                      By:     /s/  James  L.  Copland
                                              ---------------------------
                                              James L. Copland, President
                                      And Chief Operating Officer

Accepted this 10th day of
October,  2001


INTERNATIONAL  GLOBAL  POSITIONING,  INC.

      /s/  Michael  J.  Coker,  President
By:   -----------------------------------
      Michael  J.  Coker,  President



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